STOCK SUBSCRIPTION AND PLAN ORDER FORM

Bridges                Investment                Fund,                 Inc.
_________________________________________
256 Durham Plaza                             (Date form in executed)
8401 West Dodge Road
Omaha,                            Nebraska                            68114
__________________________Time________:_______
                                   (Date form is received by Fund)
Gentlemen:

      The undersigned acknowledges receipt of a copy of your current Prospectus and hereby purchases shares of capital stock of Bridges
Investment  Fund,  Inc.,  according to the  instructions  indicated  below.
Checks submitted with this form should be drawn payable to Bridges Investment Fund, Inc.

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     (Mark  X  in  appropriate boxes and fill in blanks  to  indicate  your choices)

I.   Unscheduled Investments Plan
     ($500 Minimum Investment)

               A.    o    Purchase full and fractional shares with enclosed
               payment of $________________.

               B. o Purchase exactly ________ shares with enclosed payment of $_____________. Cash in excess of purchase cost will be refunded. If amount submitted is less than purchase cost, I shall send check for net amount due to Bridges Investment Fund, Inc. in an envelope supplied by the Fund, immediately upon receipt of the Fund's invoice.

               C.    o    Send dividends and capital gains distributions to
               address shown in Part IV.

II.  Reinvestment of Cash Distributions

               D.    o    In conjunction with the purchase shown in Part I,
               Box A or Box B, please reinvest:

                         (a)  o  dividends only; (b) o  capital gains only;
               (c)  o  dividends, and capital gains.

               E. o The undersigned acknowledges that he has examined the terms of this Reinvestment of Cash Distributions Plan as set forth on the reverse side of this form and hereby authorizes the deduction of $1.05 from each reinvested payment.

III.  Scheduled Investment Plan
      ($500 Minimum Investment)

          F. o Purchase full and fractional shares with enclosed payment of $ _______________.
               G. o The undersigned intends to invest under the Plan $__________ (not less than $200) every (a) o month; (b) o two months; (c) o quarter, beginning on the o 5th; o 15th;
               o 25th of ______________________, ______.
               H. o The undersigned hereby empowers the Transfer Agent to deduct a $1.05 service charge from each scheduled investment payment under $500.

IV.  Registration of Shares

     In Name(s) of:                                          Social Security
     No. __________________________






(Street Address)                   (City)                         (State)
(Zip Code)

V.   Signatures

      The purchase price of these shares of Bridges Investment Fund, Inc. capital stock will be an amount equal to the Net Asset Value thereof in effect at the time this subscription is received by the Fund, as more fully set forth in the Prospectus.

      The undersigned agrees that this Order Form shall become effective only upon acceptance by the Fund in Nebraska. The passing of title to and delivery of the shares shall be deemed to take place in Nebraska, and the purchase and sale thereof shall be governed solely by the laws of Nebraska. The terms of the Prospectus are incorporated herein by reference.

ACCEPTED:




Officers of Bridges Investment Fund, Inc.    Signature(s) of Subscriber

     The Fund cannot accept applications in the name of a minor, but it can accept Custodian Accounts registered under the Uniform Gifts to Minors Act.
             Terms of Reinvestment of Cash Distributions Plan
1. An unscheduled investor in Bridges Investment Fund, Inc. may have all dividends and capital gains distributions automatically reinvested in additional shares of the Fund by executing Part II of this Form.

2. All cash distributions will be reinvested in full and fractional shares (carried to three decimal places) on each dividend payment date at the Net Asset Value in effect on that day. Shares so purchased will be credited to the participant's Plan Account, the records of which are maintained by Bridges Investor Services, Inc. Advices will be forwarded to the participant showing the balance of shares in the Plan Account before a given purchase, the dollar amount of dividend reinvested, the Not Asset Value in effect for the purchase, the number of shares purchased, and the balance of shares in the Plan Account following the purchase.

3. Shares credited to a Plan Account will entitle the participant to the full rights of a shareholder in regard to dividends, redemption privileges, and voting, except that fractional shares carry no voting rights. Although no certificates will be issued automatically for shares purchased under the Reinvestment of Cash Distributions Plan, a participant may require the Fund to issue to him a certificate for all or part of the full shares credited to his Plan Account.

4. Upon authorization from the participant, signed by both tenants in the case of joint tenancy, any or all of the shares held in a Plan Account will be redeemed at the Net Asset Value in effect at the time of the receipt of the authorization as provided in the Prospectus.

5. A shareholder starting a Reinvestment of Cash Distribution Plan may forward certificates for shares already owned to the Fund, and thereafter the Bank will hold such shares in his Plan Account and include them in the share balance of the Advice slips.

6. The Fund reserves the right to modify or terminate the Plan on thirty days' notice to participants.

7. Bridges Investor Services, Inc., as Transfer Agent, will deduct a service charge of $1.05 from each distribution before the cash is submitted to purchase capital stock in the Fund.

                   Terms of Scheduled Investments Plan
1. An investor should complete Part III of this Plan Order Form and send his initial payment directly to the Fund at 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114. Subsequent payments should be directed to Bridges Investment Fund, Inc. Each payment is invested at the Net Asset Value on the date the check is received by the Fund or on the following business day, if such payment is received after 3:00 p.m. or on the weekend.

2.    To  open a Plan Account, the qualification payment must be  at  least
$500 in cash and/or shares (based on the current Net Asset Value). Each subsequent payment must be at least $200, and total subsequent payments during the twelve-month period after the qualification investment and in each twelve-month period thereafter must be at least $800. If the investor does not invest this minimum amount, he will be reclassified as an unscheduled investor. Participants may vary the amount and interval of payments subject to the above minimums.

3. The Fund will apply the entire amount of each payment received to the purchase of full and fractional shares (carried to three decimal places). Shares so purchased will be credited to the participant's Plan Account, the records of which are maintained by Bridges Investor Services, Inc. Advices showing the balance of shares held in the Plan Account before a given purchase, the dollar amount invested, the Net Asset Value in effect for the purchase, the number of shares purchased, and the balance of shares held in the Plan Account following the purchase will be forwarded to the participant.

4. All cash distributions on all shares owned by the participant will be used to purchase additional full and fractional shares at the Net Asset Value in effect on the payment date. Shares so purchased will be credited to the participant's Plan Account and confirmed to him in the same manner as other shares purchased under the Scheduled Investments Plan.

5. Shares credited to a Plan Account entitle the participant to the full rights of a shareholder in regard to dividends, redemption privileges, and voting, except that fractional shares carry no voting rights. A certificate for the full shares in the Account will be issued upon request.

6. Upon request from the participant (signed by both tenants in the case of joint tenancy), any or all of the shares held in a Plan Account will be redeemed at the Net Asset Value in effect at the time of the receipt of written notification as provided in the Prospectus. In the case of partial redemptions, shares will be redeemed on a first in-first out basis unless otherwise requested by the shareholder.

7. A shareholder starting a Scheduled Investments Plan may forward to the Fund certificates for shares already owned, and thereafter, Bridges Investor Services, Inc. will hold such shares in his Plan Account and include them in the share balances on the Advice slips.

8. The Fund reserves the right to modify or terminate the Plan on thirty days' notice to participants.

9. Bridges Investor Services, Inc. will deduct a $1.05 per distribution service charge for the reinvestment of dividends and capital gains. Bridges Investor Services, Inc. acting as Transfer Agent, is authorized to deduct a service charge of $1.05 from each payment under $500 to cover the cost of handling the Scheduled Investments Plan.

         Special Requirement for Redemption or Transfer of Shares
All certificates presented for redemption or requests for liquidation of uncertificated shares held under Plan Accounts must be duly endorsed or accompanied by a duly executed separate assignment, with signature(s) guaranteed by a national bank or member firm of a national stock exchange. The transfer of shares to another beneficial owner will also require a signature guarantee, as outlined in the previous sentence.